UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Royalty Sale and Purchase Agreement

On August 1, 2022, Royal Gold, Inc., a Delaware corporation (“Royal Gold”), through its wholly owned subsidiary RG Royalties, LLC, a Delaware limited liability company (“RG Royalties” and together with Royal Gold, the “Purchaser”), entered into and closed a Royalty Sale and Purchase Agreement (the “Purchase Agreement”) with Kennecott Royalty Company, a Delaware corporation and a wholly owned subsidiary of Rio Tinto European Holdings Limited, pursuant to which RG Royalties acquired for cash consideration of $525 million a sliding-scale gross royalty (the “New Cortez Royalty”) on an area including the Cortez mine operational area and the Fourmile development project in Nevada (the “Cortez Complex”). The area within the Cortez Complex is owned or controlled by Nevada Gold Mines LLC (“NGM”), a joint venture between Barrick Gold Corporation (“Barrick”) (61.5% owner and operator) and Newmont Corporation (38.5% owner), with the exception of the Fourmile development project which is 100% owned and operated by Barrick.

The New Cortez Royalty is a life of mine sliding scale gross royalty payable at a rate of 0% at a gold price less than $400 per ounce, increasing to 3% at a gold price above $900 per ounce, and is payable on 40% of all production from the Cortez Complex. At current gold prices the New Cortez Royalty is an effective 1.2% gross royalty on the production from the Cortez Complex and is not subject to any stepdowns or caps. Based on the information available, the New Cortez Royalty does not cover the existing deposits within the Robertson property.

The New Cortez Royalty is payable after cumulative production from the Cortez Complex of 15 million gold equivalent ounces from January 1, 2008, onwards. According to Barrick’s public disclosure, cumulative production from January 1, 2008, was approximately 14.8 million ounces as of June 30, 2022, and Royal Gold expects the New Cortez Royalty to begin paying in the third or fourth quarter of 2022. Royalty payments are payable quarterly within 45 days of the end of each calendar quarter.

Deductions from payments on the New Cortez Royalty are limited to third-party royalties that existed at the time the New Cortez Royalty was created in 2008, which include Royal Gold’s existing royalties on parts of the Crossroads, Pipeline, and Goldrush desposits.

Information rights for the New Cortez Royalty include two annual site visits and standard audit rights.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Funding of the Acquisition

Royal Gold paid cash consideration of $525 million from available cash resources and a borrowing of $500 million under its $1 billion revolving credit facility (the “Credit Faciltiy”) pursuant to the Revolving Facility Credit Agreement, as amended (the “Credit Agreement”), among Royal Gold and its wholly owned subsidiary RGLD Gold AG as the borrowers; RG Royalties, Royal Gold International Holdings, Inc., RGLD Holdings, LLC, RGLD Gold (Canada) ULC, and International Royalty Corporation, each a wholly owned subsidiary of Royal Gold, as guarantors; the Bank of Nova Scotia (“BNS”), as administrative agent; and BNS, Canadian Imperial Bank of Commerce, Bank of America, N.A., Bank of Montreal, Chicago Branch, Royal Bank of Canada, Goldman Sachs Bank USA, National Bank of Canada, and The Toronto-Dominion Bank, as lenders. The $500 million to fund the acquisition of the New Cortez Royalty was borrowed as a base rate loan bearing interest at the Alternate Base Rate plus the Applicable Rate for Base Rate Loans (each as defined in the Credit Agreement), and Royal Gold plans to convert the borrowing to a LIBOR loan bearing interest at the LIBOR plus the Applicable Rate for LIBOR Loans (each as defined in the Credit Agreement). The Credit Agreement provides that Royal Gold may repay any borrowings under the Credit Facility at any time without premium or penalty.

Pursuant to the Credit Agreement, Royal Gold has a $1.0 billion revolving line of credit with an accordion feature of up to $250 million, which, subject to satisfaction of certain conditions and receipt of additional commitments from existing or new lenders, allows the Company to increase the aggregate commitments under the facility to $1.25 billion. The Credit Facility matures on July 7, 2026, and has two financial covenants (a leverage ratio and an interest coverage ratio).

For more information regarding the Credit Facility and Credit Agreement, please see Note 6 of the notes to consolidated financial statements included in Royal Gold’s Transition Report on Form 10-K for the six months ended December 31, 2021 (“Form 10-KT”), filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022, as well as information contained in Royal Gold’s quarterly and current reports filed with the SEC.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is incorporated herein by reference to copies of the following: (i) the Revolving Facility Credit Agreement filed as Exhibit 10.1 to Royal Gold’s Current Report on Form 8-K filed on June 6, 2017; (ii) the Revolving Facility Credit Agreement Amendment filed as Exhibit 10.38 to Royal Gold’s Annual Report on Form 10-K dated filed on August 9, 2018; (iii) the Second Amendment to Revolving Facility Credit Agreement filed as Exhibit 10.1 to Royal Gold’s Current Report on Form 8-K dated June 6, 2019; (iv) the Third Amendment to Revolving Facility Credit Agreement filed as Exhibit 10.1 to Royal Gold’s Quarterly Report on Form 10-Q filed on November 7, 2019; and (v) the Fourth Amendment to Revolving Facility Credit Agreement was filed as Exhibit 10.1 to Royal Gold’s Current Report on Form 8-K dated July 12, 2021.

Forward-Looking Statements: This Current Report on Form 8-K includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about the timing of royalty payments and plans to convert the borrowing from a base-rate loan to a LIBOR loan.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties that could cause actual results to differ materially from those in forward looking statements include, without limitation, a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of the Cortez Complex, potential cyber-attacks, including ransomware; adverse economic and market conditions; changes in laws or regulations; the diversion of management time from ongoing business operations due to transaction-related issues; government regulation or other actions; and other risks detailed in Royal Gold’s Form 10-KT, available on its website at royalgold.com and on the Securities and Exchange Commission website at http://www.sec.gov. Other unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward looking statements.

Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On August 2, 2022, Royal Gold issued a press release, which includes, among other matters, information related to the Purchase Agreement and the New Cortez Royalty. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On August 2, 2022, Royal Gold posted on the “Investor Relations” section of Royal Gold’s website, www.royalgold.com, an investor presentation that includes, among other matters, information related to the Purchase Agreement and the New Cortez Royalty. A copy of the investor presentation posted by Royal Gold is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information included in Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filings. Similarly, the information on Royal Gold’s website shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01     Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Royalty Sale and Purchase Agreement, dated August 1, 2022, between Royal Gold, Inc. and its wholly owned subsidiary RG Royalties, LLC, as purchaser parties, and Kennecott Royalty Company, as seller (filed herewith)*

99.1	Press Release dated August 2, 2022 (furnished herewith)

99.2	Investor Presentation dated August 2, 2022 (furnished herewith)

104	Cover Page Interactive Data File (formatted as inline XBRL)

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulations S-K. The Company agrees to furnish supplementally an unreadacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: August 2, 2022	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer

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